Ex 99-B.9 ING LOGO AMERICAS US Legal Services Michael A. Pignatella Counsel (860) 580-2831 Fax: (860) 580-4934 Michael.Pignatella@us.ing.com

April 18, 2008 Securities and Exchange Commission 100 F Street, NE Washington, DC 20549 Attention: Filing Desk

Re:	ING Life Insurance and Annuity Company and its Variable Annuity Account C
Post-Effective Amendment No. 50 to Registration Statement on Form N-4
Prospectus Title: Multiple Sponsored Retirement Options 403(b), 457, 401(a),
401(k), Roth 403(b) and Roth 401(k)
File Nos.: 333-01107* and 811-02513

Ladies and Gentlemen:

The undersigned serves as counsel to ING Life Insurance and Annuity Company, a
Connecticut life insurance company (the "Company"). It is my understanding that the
Company, as depositor, has registered an indefinite amount of securities (the "Securities")
under the Securities Act of 1933 (the "Securities Act") as provided in Rule 24f-2 under the
Investment Company Act of 1940 (the "Investment Company Act").

*	Pursuant to Rule 429(a) under the Securities Act of 1933, Registrant has included a combined prospectus under this Registration Statement which includes all the information which would currently be required in a prospectus relating to the securities covered by the following earlier Registration Statements: 33-88720, 33- 75964 (which had included a combined prospectus for earlier Registration Statements: 33-75958, 33-75960, and 33-75994); 33-75986 (which had included a combined prospectus for earlier Registration Statements: 33-75970, 33-75954, and 33-75956); 33-75982 (which had included a combined prospectus for earlier Registration Statements: 33-75986, 33-75966, 33-75990, and the individual deferred compensation contracts covered by Registration Statement No. 33-75992); and 33-91846 (which had included a combined prospectus for earlier Registration Statement: 33-75976).

One Orange Way Windsor, CT 06095-4774	ING North America Insurance Corporation

In connection with this opinion, I have reviewed the N-4 Registration, as amended to the date hereof, and this Post-Effective Amendment No. 50. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of rendering this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Connecticut, and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.

Based upon the foregoing, and, assuming the Securities are sold in accordance with the provisions of the prospectus, I am of the opinion that the Securities being registered will be legally issued and will represent binding obligations of the Company.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Michael A. Pignatella Michael A. Pignatella